CERTIFICATION OF CHIEF FINANCIAL OFFICER
                          OF CORPORATE GENERAL PARTNER

            PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert A. Bourne, the President and Treasurer of CNL Realty Corporation, the corporate general partner of CNL Income Fund II, Ltd. (the "Partnership"), has executed this certification in connection with the filing with the Securities and Exchange Commission of the Partnership's Annual Report on Form 10-K for the period ending December 31, 2003 (the "Report"). The undersigned hereby certifies that:

(1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.



Date:  March 24, 2004                      /s/ Robert A. Bourne
                                           -------------------------------
                                           Name:  Robert A. Bourne
                                           Title: President and Treasurer

                                           A  signed  original  of this  written
                                           statement required by Section 906 has
                                           been  provided to CNL Income Fund II,
                                           Ltd.  and  will  be  retained  by CNL
                                           Income Fund II, Ltd. and furnished to
                                           the     Securities    and    Exchange
                                           Commission or its staff upon request.